As filed with the Securities and Exchange Commission on November 21, 2003

                                                   Registration No. 333-

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                         --------------------

                               FORM S-3
        Registration Statement Under The Securities Act of 1933

                         --------------------


                   AMLI Residential Properties Trust
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)


           Maryland                          36-3925916
     (State of Organization)      (I.R.S. Employer Identification No.)


                  125 South Wacker Drive, Suite 3100
                        Chicago, Illinois 60606
                            (312) 443-1477
   ----------------------------------------------------------------
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)


                            Allan J. Sweet
                   AMLI Residential Properties Trust
                  125 South Wacker Drive, Suite 3100
                        Chicago, Illinois 60606
                            (312) 443-1477
       ---------------------------------------------------------
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         --------------------

                              Copies to:

                         Edward J. Schneidman
                          John W. Noell, Jr.
                     Mayer, Brown, Rowe & Maw LLP
                       190 South LaSalle Street
                        Chicago, Illinois 60603
                            (312) 782-0600

                         --------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the registration statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:
[ X ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:

                         --------------------

                    CALCULATION OF REGISTRATION FEE

=========================================================================
Title of Each Class            Proposed Maximum         Amount of
of Securities to                   Aggregate          Registration
be Registered                   Offering Price           Fee (1)
-------------------------------------------------------------------------

Common shares of
beneficial interest, par
value $0.01 per share
(including preferred share
purchase rights)(2) . . . . .
-------------------------------------------------------------------------
Preferred shares of
beneficial interest, par
value $0.01 per share (3) . .
-------------------------------------------------------------------------
Warrants to Purchase
Common Shares . . . . . . . .
-------------------------------------------------------------------------
Warrants to Purchase
Preferred Shares. . . . . . .
-------------------------------------------------------------------------

    Total . . . . . . . . . .    $300,000,000         $23,250 (4)
=========================================================================

(1) Pursuant to Rule 457(o) under the Securities Act of 1933, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.

(2) Also includes an indeterminate number of shares of common shares that may from time to time be issued at an indeterminate price of issuance upon exercise of warrants to purchase common shares or conversion or exchange of preferred shares, to the extent any preferred shares are by their terms convertible into or exchangeable for common shares.

(3) Also includes an indeterminate number of shares of preferred shares that may from time to time be issued at an indeterminate price of issuance upon exercise of warrants to purchase preferred shares or conversion or exchange of preferred shares, to the extent any preferred shares are by their terms convertible into or exchangeable for preferred shares.

(4) Of the $300,000,000 of securities registered hereby, $12,606,894 of common shares, preferred shares and warrants to purchase common or preferred shares were registered pursuant to Registration Statement No. 033-93120 and are unissued as of the date hereof and will remain designated for such securities. A registration fee of $68,966 was previously paid with respect to such securities and is not included in the amount stated above.

       Pursuant to Rule 429 under the Securities Act of 1933, the prospectus filed as part of this registration statement relates to the securities registered hereby, including the remaining unsold $12,606,894 of securities previously registered by registrant under its registration statement on Form S-3 (File No. 033-93120). Such registration statement is amended to reflect the information contained herein.

                         --------------------

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.






     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

            SUBJECT TO COMPLETION, DATED November 21, 2003


PROSPECTUS

                             $300,000,000


                   AMLI RESIDENTIAL PROPERTIES TRUST

                             Common Shares

                           Preferred Shares

            Warrants to Purchase Common or Preferred Shares

                         --------------------

     We may offer and sell from time to time securities in one or more offerings up to a total dollar amount of $300,000,000 of securities. This prospectus provides you with a general description of the securities we may offer.

     We may offer and sell the following securities:

     .     common shares (including preferred share purchase rights);

     . preferred shares, which may be convertible into our common shares; and

     .     warrants to purchase common shares or preferred shares.

     Each time securities are sold using this prospectus, we will provide a supplement to this prospectus containing specific information about the offering. The supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any supplement before you invest.

     The securities will be offered directly to investors or through underwriters, dealers or agents. The supplements to this prospectus will provide the specific terms of the plan of distribution.

     Our common shares are listed on the New York Stock Exchange under the symbol "AML."

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                         --------------------

              This prospectus is dated             , 2003

                           TABLE OF CONTENTS


                                                                PAGE
                                                                ----

About This Prospectus . . . . . . . . . . . . . . . . . . .        1

Special Note Regarding Forward-Looking Statements . . . . .        1

The Company . . . . . . . . . . . . . . . . . . . . . . . .        2

Use of Proceeds . . . . . . . . . . . . . . . . . . . . . .        2

Description of Common Shares. . . . . . . . . . . . . . . .        3

Description of Preferred Shares . . . . . . . . . . . . . .        8

Description of Warrants to Purchase Common Shares
  or Preferred Shares . . . . . . . . . . . . . . . . . . .       14

Description of Provisions of Maryland Law and
  of Our Declaration of Trust and Bylaws. . . . . . . . . .       15

Federal Income Tax Considerations . . . . . . . . . . . . .       18

Plan of Distribution. . . . . . . . . . . . . . . . . . . .       27

Legal Matters . . . . . . . . . . . . . . . . . . . . . . .       28

Experts . . . . . . . . . . . . . . . . . . . . . . . . . .       29

Where You Can Find More Information . . . . . . . . . . . .       29

                         ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may sell from time to time up to $300,000,000 of our common shares, preferred shares and warrants to purchase our common shares and preferred shares, in any combination. This prospectus provides a general description of the securities that we may offer. Each time we offer any of the types of securities described herein, we will prepare and distribute a prospectus supplement that will contain a description of the specific terms of the securities being offered and of the offering. The prospectus supplement may also supplement the information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information," before purchasing any securities.

     You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. "Incorporated by reference" means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. We have not authorized any other person to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that information appearing in this prospectus and any supplement to this prospectus is current only as of the dates on their covers. Our business, financial condition, results of operations and prospects may have changed since that date.

     Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "AMLI," "we," "us," "our" and similar references mean AMLI Residential Properties Trust and its subsidiaries.


           SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference herein contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our management's judgment regarding future events. In many cases, you can identify forward-looking statements by the use of words such as "may," "will," "should," "plan," "expect," "anticipate," "estimate," "predict," "intend," "potential" or "continue" or the negative of these terms or other words of similar import. All statements other than statements of historical fact included in this prospectus and the documents incorporated by reference herein regarding our financial position, business strategy and plans or objectives for future operations are forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are based upon reasonable assumptions, we cannot guarantee the accuracy of the forward-looking statements, and you should be aware that results and events could differ materially and adversely from those contained in the forward-looking statements. These differences may be due to a number of factors, including:

     .     local real estate conditions;

     . construction delays due to the unavailability of construction materials;

     .     weather conditions or other delays beyond our control; and

     .     general economic conditions.

     You should also consider carefully the statements set forth in the section entitled "Risk Factors" in our Current Report on Form 8-K, dated November 21, 2003, which is incorporated by reference into this prospectus, as well as any cautionary language in this prospectus, any prospectus supplement and in the documents we have incorporated by reference herein which addresses these and additional factors that could cause results or events to differ from those set forth in the forward-looking statements. All forward-looking statements should be regarded solely as reflections of our current operating and development plans and estimates. These plans and estimates are subject to revision from time to time as additional information becomes available, and actual results may differ from those indicated in the referenced statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.


                              THE COMPANY

     We are a self-administered and self-managed real estate investment trust, or a REIT, engaged in the development, acquisition and management of upscale, institutional quality multifamily apartment communities in eight major metropolitan markets in the Southeast, Southwest, Midwest and Mountain regions of the United States. We were founded in 1980.

     We are the sole general partner of, and own a majority of the partnership interests in, AMLI Residential Properties, L.P., a Delaware limited partnership, which we refer to hereinafter as AMLI, L.P., through which we own our interests in our apartment communities. As of November 13, 2003, we owned approximately 94% of the outstanding partnership interests, or OP Units, in AMLI, L.P. OP Units are convertible into our common shares on a one-for-one basis and are entitled to distributions equal to distributions received on common shares. We conduct all our business through AMLI, L.P. and its subsidiaries and affiliates.

     Our executive offices are located at 125 South Wacker Drive, Suite 3100, Chicago, Illinois 60606 and our telephone number is (312) 443-1477. In addition, we maintain regional offices in Atlanta, Dallas, Indianapolis and Kansas City.


                            USE OF PROCEEDS

     Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the offered securities to:

           acquire and develop residential communities as suitable opportunities arise;

           invest in future co-investment ventures;

           make improvements to our residential communities;

           repay any outstanding indebtedness at the time it is due; and

           general business purposes.

     Pending their use, we may invest the net proceeds in short-term, interest bearing securities.

                     DESCRIPTION OF COMMON SHARES

GENERAL

     Our declaration of trust authorizes us to issue up to 150,000,000 shares of beneficial interest, par value $0.01 per share, consisting of common shares, preferred shares and any other types or classes of shares of beneficial interest as our board of trustees may create and authorize from time to time. Our board of trustees may classify or reclassify any of our unissued shares into other classes or series of shares without shareholder consent. At November 13, 2003, approximately 21,227,723 common shares of beneficial interest were issued and outstanding and held of record by approximately 312 shareholders. At November 13, 2003, 100,000 Series A cumulative convertible preferred shares, 3,125,000 Series B cumulative convertible redeemable preferred shares, and 800,000 Series D cumulative convertible redeemable preferred shares were issued and outstanding.

     The following description of certain general terms and provisions of the common shares is not complete and you should refer to our declaration of trust and bylaws for more information.

     The outstanding common shares are fully paid and, except as described below under "--Shareholder Liability," non-assessable. Each common share entitles the holder to one vote on all matters requiring a vote of shareholders, including the election of trustees. Holders of common shares do not have the right to cumulate their votes in the election of trustees, which means that the holders of a majority of the outstanding common shares can elect all of the trustees then standing for election.

     Holders of common shares are entitled to those distributions that our board of trustees may declare from time to time out of funds legally available for the payment of distributions. Holders of common shares have no conversion, redemption, preemptive or exchange rights to subscribe to any of our securities. If there is a liquidation, dissolution or winding up of our affairs, the holders of the common shares are entitled to share equally in our assets remaining after we pay, or set aside assets to pay, all liabilities to our creditors and subject to the rights of the holders of our preferred shares.

PURCHASE RIGHTS

     On November 2, 1998, our board of trustees declared a dividend of one preferred share purchase right for each common share outstanding, which was made to holders of common shares of record at the close of business on November 13, 1998. The holders of any additional common shares issued after that date and before the redemption or expiration of the preferred share purchase rights also receive one preferred share purchase right for each additional common share issued. Each preferred share purchase right entitles the holder under certain circumstances to purchase from us one one-thousandth of a share of a series of participating preferred shares, par value $0.01 per share, at a price of $70.00 per one one-thousandth of a participating preferred share. We will adjust that price from time to time to prevent dilution. Preferred share purchase rights will be exercisable if:

     . a person or group of persons acquires 15% or more of the outstanding common shares, or files a document with a governmental agency indicating an intention to acquire 15% or more of the outstanding common shares, or

     . a person or group of persons announces a tender offer or exchange offer for 15% or more of the outstanding common shares.

     Under specified circumstances, each preferred share purchase right will entitle the holder to purchase, at the preferred share purchase right's then current exercise price, a number of common shares having a market value at the time equal to twice the preferred share purchase right's exercise price. If any person or group acquires us in a merger or other business transaction, each holder will have the right to purchase, at the preferred share purchase right's then current exercise price, a number of the acquiring company's common shares having a market value at the time equal to twice the preferred share purchase right's exercise price. The preferred share purchase rights will expire on November 2, 2008 and we may redeem them in whole, but not in part, at a price of $0.01 per preferred share purchase right payable in cash, our shares or any other form of consideration determined by our board of trustees.

     The preferred share purchase rights have certain anti-takeover effects. The preferred share purchase rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of trustees. The preferred share purchase rights should not interfere with any merger or other business combination approved by our board of trustees because the preferred share purchase rights may be redeemed by us at the redemption price prior to the time that a person or group has acquired 15% or more of our outstanding common shares.

TRANSFER AGENT

     The transfer agent and registrar for the common shares is EquiServe Trust Company, N.A. The common shares are listed on the New York Stock Exchange under the symbol "AML."

RESTRICTIONS ON SIZE OF HOLDINGS OF SHARES

     For us to qualify as a REIT under the Internal Revenue Code of 1986, no more than 50% in value of our shares, after taking into account options to acquire shares, may be owned, directly or indirectly, by five or fewer individuals during the last half of each taxable year or during a proportionate part of any short taxable year. "Individuals" are defined in the Internal Revenue Code to include certain entities and constructive ownership among specified family members. Our shares must also be beneficially owned by 100 or more persons during at least 335 days of each taxable year or during a proportionate part of any short taxable year.

     Our declaration of trust prohibits any shareholder from owning, or being deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 5% in number of shares or value of our outstanding shares. Our board of trustees, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence satisfactory to our board of trustees and on any other conditions as our board of trustees may direct, may exempt a proposed transferee from the ownership limit. The proposed transferee must give written notice to us of the proposed transfer at least 15 days prior to any transfer which, if consummated, would result in the proposed transferee owning our shares in excess of the ownership limit. Our board of trustees may require any opinions of counsel, affidavits, undertakings or agreements that it believes are necessary or advisable in order to determine or ensure our status as a REIT. Any transfer of our shares that would:

     . create a direct or indirect ownership of shares in excess of the ownership limit;

     . result in our shares being beneficially owned by fewer than 100 persons, determined without reference to any rules of attribution, as provided in Section 856(a) of the Internal Revenue Code; or

     .     result in us being "closely held" within the meaning of
           Section 856(h) of the Internal Revenue Code, will not have any effect, and the intended transferee will acquire no rights to the shares. These restrictions on transferability and ownership will not apply if our board of trustees determines, and our shareholders approve that determination, that it is no longer in the best interests of us to attempt to qualify, or to continue to qualify, as a REIT.

     Our declaration of trust excludes from these ownership restrictions some of the investors and their transferees who received our shares, or units in AMLI, L.P., in exchange for apartment communities in connection with our formation. Our board of trustees by resolution has excluded from the ownership restrictions UICI, a Delaware corporation, and Gregory T. Mutz to the extent that:

     . UICI individually beneficially owns 29.9% or less of our outstanding shares,

     . Mr. Mutz individually beneficially owns 24.9% or less of our outstanding shares, and

     . UICI and Mr. Mutz collectively beneficially own 34.9% or less of our outstanding shares as a group.

     If there is any purported transfer of our shares which would result in a person owning our shares in excess of the ownership limit, except as permitted above, or would cause us to become "closely held" under Section 856(h) of the Internal Revenue Code, those shares will constitute "excess shares." These excess shares will be transferred pursuant to our declaration of trust to us as the trustee of a trust for the benefit of the person or persons to whom the excess shares are ultimately transferred, until the excess shares are transferred to a person whose ownership will not violate the restrictions on ownership. While held in trust, the excess shares will not be entitled to vote or to share in any dividends or other distributions. Subject to the ownership limit, the trustee will transfer the excess shares at the direction of the purported transferee to any person if the excess shares would not be excess shares in the hands of that person. The purported transferee will receive the lesser of:

     . the price paid by the purported transferee for the excess shares or, if no consideration was paid, the fair market value of the excess shares on the day of the event which caused the excess shares to be held in trust; or

     . the price received from the sale or other disposition of the excess shares.

     Any amount received by the purported transferee in excess of that price will be paid to us. In addition, we will have the right to purchase the excess shares held in trust for a 90-day period at a purchase price equal to the lesser of:

     . the price paid by the purported transferee for the excess shares or, if no consideration was paid, the fair market value of the excess shares on the day of purchase by us; or

     . the fair market value of the excess shares on the date we elect to purchase them.

     Fair market value, for these purposes, means the last reported sales price on the New York Stock Exchange on the trading day immediately preceding the relevant date, or if those shares are not then traded on the New York Stock Exchange, the last reported sales price on the trading day immediately preceding the relevant date as reported on any exchange or quotation system on which those shares are then traded. If the shares are not then traded on any exchange or quotation system, the fair market value will be the market price on the relevant date as determined in good faith by our board of trustees.

     From and after the purported transfer to the purported transferee of the excess shares, the purported transferee will cease to be entitled to distributions, voting rights and other benefits with respect to the excess shares except the right to payment on the transfer of the excess shares as described above. If the purported transferee receives any distributions on excess shares prior to our discovery that those excess shares have been transferred in violation of the provisions of our declaration of trust, the purported transferee must repay those distributions to us upon demand.

     If the restrictions on transferability and ownership are determined to be void, invalid or unenforceable by any court of competent jurisdiction, then we may treat the purported transferee of any excess shares to have acted as our agent in acquiring those excess shares and to hold those excess shares on our behalf.

     All certificates evidencing shares will bear a legend referring to the restrictions described above.

     All persons who own, directly or by virtue of the attribution provisions of the Internal Revenue Code, more than 5%, or any other percentage between 0.5% and 5%, as provided in the rules and regulations of the Internal Revenue Code, of the number or value of our outstanding shares must give a written notice containing certain information to us by January 31 of each year. In addition, each shareholder is upon demand required to disclose to us in writing information with respect to its direct, indirect and constructive ownership of our shares as our board of trustees deems reasonably necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT, to determine our status as a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

     The restrictions on share ownership in our declaration of trust are designed to protect our REIT status. The restrictions could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the common shares might receive a premium for their shares over the then prevailing market price or which the holders might believe to be otherwise in their best interest.

INDEMNIFICATION OF TRUSTEES AND OFFICERS

     As permitted by Maryland law, our declaration of trust provides that our trustees or officers will not be liable for money damages to us or our shareholders for any act or omission in the performance of his or her duties, except to the extent that

     .     the person actually received an improper benefit, or

     . the person's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated.

     Our officers and trustees are and will be indemnified under our declaration of trust and bylaws and the partnership agreement of AMLI, L.P. against certain liabilities. Our declaration of trust and bylaws require us to indemnify our trustees and officers against claims and liabilities and reasonable expenses actually incurred by them in connection with any claim or liability by reason of their services in those or other capacities unless it is established that:

     . the act or omission of the trustee or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

     . the trustee or officer actually received an improper personal benefit; or

     . in the case of any criminal proceeding, the trustee had reasonable cause to believe that the act or omission was unlawful.

     However, we may not indemnify for an adverse judgment in a suit by or in our right, or for a judgment that a personal benefit was improperly received, except that we may indemnify for expenses if so ordered by a court of competent jurisdiction. As permitted by Maryland law, our declaration of trust and bylaws allow us to advance reasonable expenses to a trustee or officer upon our receipt of

     . a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us, and

     . a written undertaking by him or her to repay the amount paid or reimbursed by us if it is ultimately determined that the trustee or officer did not meet the standard of conduct.

Additionally, we have entered into indemnification agreements with our officers and trustees providing substantially the same scope of coverage afforded by the provisions in our declaration of trust.

     The partnership agreement of AMLI, L.P. also provides for indemnification of us and our officers and trustees to the same extent indemnification is provided to our officers and trustees in our declaration of trust. In addition, the partnership agreement of AMLI, L.P. limits our liability to AMLI, L.P. and its partners to the same extent the liability of our officers and trustees to us and our shareholders is limited under our declaration of trust.

SHAREHOLDER LIABILITY

     Both the Maryland statutory law governing REITs and our declaration of trust provide that shareholders shall not be personally or individually liable for any debt, act, omission or obligation of ours or our board of trustees. Our declaration of trust further provides that we shall indemnify and hold each shareholder harmless from all claims and liabilities to which the shareholder may become subject by reason of his or her being or having been a shareholder. We shall reimburse each shareholder for all legal and other expenses reasonably incurred by the shareholder in connection with any such claim or liability, provided that the claim or liability did not arise from the shareholder's bad faith, willful misconduct or gross negligence, and the shareholder gives us prompt notice of the claim or liability and permits us to conduct the defense of the claim or liability.

     In addition, our policy is to include a clause in our contracts, including the partnership agreement of AMLI, L.P., providing that shareholders assume no personal liability for obligations entered into on behalf of us. Nevertheless, with respect to tort claims, contractual claims where shareholder liability is not so negated, claims for taxes and some statutory liabilities, the shareholders may, in some jurisdictions, be personally liable to the extent that those claims are not satisfied by us. Inasmuch as we carry public liability insurance which we consider adequate, any risk of personal liability to shareholders is limited to situations in which our assets plus our insurance coverage would be insufficient to satisfy the claims against us and our shareholders.

                    DESCRIPTION OF PREFERRED SHARES

GENERAL

     Subject to limitations prescribed by Maryland law and the declaration of trust, our board of trustees is authorized to issue, from the authorized but unissued shares of beneficial interest, preferred shares in series and to establish from time to time the number of preferred shares to be included in the series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each series, and any other subjects or matters as may be fixed by resolution of our board of trustees or one of its duly authorized committees. At November 13, 2003, 100,000 Series A cumulative convertible preferred shares were issued and outstanding and held of record by one shareholder, 3,125,000 Series B cumulative convertible redeemable preferred shares were issued and outstanding and held of record by one shareholder, and 800,000 Series D cumulative convertible redeemable preferred shares were issued and outstanding and held of record by one shareholder.

     Reference is made to the prospectus supplement relating to the series of preferred shares being offered for the specific terms of the series, including:

     .     the title and stated value of the series of preferred shares;

     . the number of shares of the series of preferred shares offered, the liquidation preference per share and the offering price of the preferred shares;

     . the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for those values relating to the preferred shares of the series;

     . the date from which dividends on preferred shares of the series shall cumulate, if applicable;

     . the procedures for any auction and remarketing, if any, for preferred shares of the series;

     . the provision for a sinking fund, if any, for preferred shares of the series;

     . the provision for redemption, if applicable, of preferred shares of the series;

     . any listing of the series of preferred shares on any securities exchange;

     . the terms and conditions, if applicable, upon which preferred shares of the series will be convertible into preferred shares of another series or common shares, including the conversion price, or manner of calculating the conversion price;

     . whether interests in preferred shares of the series will be represented by global securities;

     . any other specific terms, preferences, rights, limitations or restrictions of the series of preferred shares;

     . a discussion of federal income tax considerations applicable to preferred shares of the series;

     . the relative ranking and preferences of preferred shares of the series as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

     . any limitations on issuance of any series of preferred shares ranking senior to or on a parity with the series of preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

     . any limitations on direct or beneficial ownership and restrictions on transfer of preferred shares of the series, in each case as may be appropriate to preserve our status as a real estate investment trust under the Internal Revenue Code.

RANK

     Unless otherwise specified in the applicable prospectus supplement, the preferred shares of each series will rank with respect to dividend rights and rights upon liquidation, dissolution or winding up of our affairs:

     . senior to all classes or series of common shares, and to all equity securities ranking junior to the series of preferred shares;

     . on a parity with all equity securities issued by us the terms of which specifically provide that the equity securities rank on a parity with preferred shares of the series; and

     . junior to all equity securities issued by us the terms of which specifically provide that the equity securities rank senior to preferred shares of the series.

DIVIDENDS

     Holders of preferred shares of each series shall be entitled to receive cash dividends at the rates and on the dates as will be set forth in the applicable prospectus supplement. When and if declared by our board of trustees, dividends shall be payable out of our assets legally available for payment of dividends. Each dividend shall be payable to holders of record as they appear on our share transfer books on the record dates as shall be fixed by our board of trustees.

     Dividends on any series of the preferred shares may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of trustees fails to declare a dividend payable on a dividend payment date on any series of the preferred shares for which dividends are non-cumulative, then the holders of the series of the preferred shares will have no right to receive a dividend in respect of the dividend period ending on the dividend payment date, and we will have no obligation to pay the dividend accrued for the period, whether or not dividends on the series are declared payable on any future dividend payment date.

     If preferred shares of any series are outstanding, no full dividends shall be declared or paid or set apart for payment on the preferred shares of any other series ranking, as to dividends, on a parity with or junior to the preferred shares of the series for any period unless full dividends for the then current dividend period and cumulative dividends, if applicable, for any past period, if any, have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment of the dividend set apart for the payment on the preferred shares of the series. When dividends are not paid in full, or a sum sufficient for the full payment is not so set apart, upon the preferred shares of any series and the shares of any other series of preferred shares ranking on a parity as to dividends with the preferred shares of the series, all dividends declared upon preferred shares of the series and any other series of preferred shares ranking on a parity as to dividends with the preferred shares shall be declared pro rata so that the amount of dividends declared per share on the preferred shares of the series and the other series of preferred shares shall in all cases bear to each other the same ratio that accrued dividends per share on the preferred shares of the series and the other series of preferred shares bear to each other. The pro rata amount shall not include any cumulation in respect of unpaid dividends for prior dividend periods if the series of preferred shares does not have a cumulative dividend. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred shares of the series which may be in arrears.

     Except as provided in the immediately preceding paragraph, unless full dividends on the preferred shares of the series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment of the dividend set apart for payment for the then current dividend period, and cumulative dividends, if applicable, for any past period, if any, no dividends shall be declared or paid or set aside for payment or other distribution shall be declared or made upon the common shares or any other capital shares ranking junior to or on a parity with the preferred shares of the series as to dividends or upon liquidation. Additionally, shares ranking junior to or on a parity with the series of preferred shares may not be redeemed, purchased or otherwise acquired for any consideration, except by conversion into or exchange for other capital shares ranking junior to the preferred shares of the series as to dividends and upon liquidation. We also may not pay any money or make any money available for a sinking fund for the redemption of junior or parity shares. Notwithstanding the preceding sentences, we may make dividends of common shares or other capital shares ranking junior to the preferred shares of the series of preferred shares, although full dividends may not have been paid or set aside.

     Any dividend payment made on a series of preferred shares shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of the series which remains payable.

REDEMPTION

     If so provided in the applicable prospectus supplement, the preferred shares of a series will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in the prospectus supplement.

     The prospectus supplement relating to a series of preferred shares that is subject to mandatory redemption will specify the number of preferred shares of the series that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon, which shall not, if the series of preferred shares does not have a cumulative dividend, include any cumulation in respect of unpaid dividends for prior dividend periods, to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred shares of any series is payable only from the net proceeds of the issuance of capital shares, the terms of the series of preferred shares may provide that, if no capital shares shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, preferred shares of the series shall automatically and mandatorily be converted into shares of the applicable capital shares pursuant to conversion provisions specified in the applicable prospectus supplement.

     If full dividends on all preferred shares of any series, including cumulative dividends, if applicable, have not been or contemporaneously are declared and paid or declared and a sum sufficient for the payment of the dividend set apart for payment for the then current dividend period and any past dividends, if any, we may not redeem preferred shares of any series unless all outstanding preferred shares of the series are simultaneously redeemed. This shall not prevent, however, the purchase or acquisition of preferred shares of the series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred shares of the series, and, unless full dividends, including cumulative dividends, if applicable, on all preferred shares of any series shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment of the dividend set apart for payment for the then current dividend period and any past period, if any, we will not purchase or otherwise acquire directly or indirectly any preferred shares of the series, except by conversion into or exchange for capital shares ranking junior to the preferred shares of the series as to dividends and upon liquidation.

     If fewer than all of the outstanding preferred shares of any series are to be redeemed, the number of shares to be redeemed will be determined by us and those shares may be redeemed pro rata from the holders of record of preferred shares of the series in proportion to the number of preferred shares of the series held by the holders with adjustments to avoid redemption of fractional shares or by lot in a manner determined by us.

     Notice of redemption will be mailed at least 30 days but not more than 90 days before the redemption date to each holder of record of preferred shares of any series to be redeemed at the address shown on our share transfer books. Each notice shall state:

     .     the redemption date;

     . the number of shares and series of the preferred shares to be redeemed;

     .     the redemption price;

     . the place or places where certificates for the preferred shares are to be surrendered for payment of the redemption price;

     . that dividends on the preferred shares to be redeemed will cease to accrue on the redemption date; and

     . the date upon which the holder's conversion rights, if any, as to the preferred shares shall terminate.

     If fewer than all the preferred shares of any series are to be redeemed, the notice mailed to each holder of the series shall also specify the number of preferred shares to be redeemed from each holder. If notice of redemption of any preferred shares has been given and if the funds necessary for the redemption have been set aside by us in trust for the benefit of the holders of any preferred shares so called for redemption, then from and after the redemption date dividends will cease to accrue on the preferred shares, and all rights of the holders of the preferred shares will terminate, except the right to receive the redemption price.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any common shares or any other class or series of shares of beneficial interest ranking junior to the series of preferred shares in the distribution of assets upon any liquidation, dissolution or winding up, the holders of each series of preferred shares shall be entitled to receive out of our assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share, set forth in the applicable prospectus supplement, plus an amount equal to all dividends accrued and unpaid thereon, which shall not include any cumulation in respect of unpaid dividends for prior dividend periods if the series of preferred shares does not have a cumulative dividend. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares of the series will have no right or claim to any of our remaining assets.

     In the event that, upon any voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred shares of the series and the corresponding amounts payable on all shares of other classes or series of capital shares ranking on a parity with preferred shares of the series in the distribution of assets, then the holders of preferred shares of the series and all other such classes or series of capital shares shall share ratably in the distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     If liquidating distributions shall have been made in full to all holders of preferred shares of the series and all shares of other classes or series ranking on a parity with the preferred shares of the series, our remaining assets shall be distributed among the holders of any other classes or series of capital shares ranking junior to the preferred shares of the series upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For these purposes, the consolidation or merger of us with or into any other entity, or the sale, lease or conveyance of all or substantially all of our property or business, shall not be deemed to constitute a liquidation, dissolution or winding up of us.

VOTING RIGHTS

     Holders of the preferred shares of each series will not have any voting rights, except as set forth below or in the applicable prospectus supplement. The following is a summary of the voting rights that, unless provided otherwise in the applicable prospectus supplement, will apply to each series of preferred shares.

     If six quarterly dividends, whether or not consecutively payable on the preferred shares of the series or any other series of preferred shares ranking on a parity with the series of preferred shares with respect in each case to the payment of dividends, amounts upon liquidation, dissolution and winding up are in arrears, whether or not earned or declared, the number of trustees then constituting our board of trustees will be increased by two, and the holders of preferred shares of the series, voting together as a class with the holders of any other series of shares ranking on a parity with the shares, will have the right to elect two additional trustees to serve on our board of trustees at any annual meeting of shareholders or a properly called special meeting of the holders of preferred shares of the series and other preferred shares ranking on a parity with the shares and at each subsequent annual meeting of shareholders until all of the dividends and dividends for the current quarterly period on the preferred shares of the series and other preferred shares ranking on a parity with the shares have been paid or declared and set aside for payment. These voting rights will terminate when all such accrued and unpaid dividends have been declared and paid or set aside for payment. The term of office of all trustees so elected will terminate with the termination of these voting rights.

     The approval of two-thirds of the outstanding preferred shares of the series and all other series of preferred shares similarly affected, voting as a single class, is required in order to:

     . amend our declaration of trust to affect materially and adversely the rights, preferences or voting power of the holders of the preferred shares of the series or other preferred shares ranking on a parity with those shares;

     . enter into a share exchange that affects the preferred shares of the series, consolidate with or merge into another entity, or permit another entity to consolidate with or merge into us, unless in each case each preferred share of the series remains outstanding without a material and adverse change to its terms and rights or is converted into or exchanged for preferred shares of the surviving entity having preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption of the series identical to that of a preferred share of the series, except for changes that do not materially and adversely affect the holders of the preferred shares of the series; or

     . authorize, reclassify, create, or increase the authorized amount of any class of shares having rights senior to the preferred shares of the series with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up.

     However, we may create additional classes of parity shares and other series of preferred shares ranking junior to the series of preferred shares with respect, in each case, to the payment of dividends or amounts upon liquidation, dissolution and winding up, increase the authorized number of parity shares and junior shares and issue additional series of parity shares and junior shares without the consent of any holder of preferred shares of the series.

     Except as described above, the holders of preferred shares of each series will not be entitled to vote on any merger or consolidation involving us or a sale of all or substantially all of our assets.

CONVERSION RIGHTS

     The terms and conditions, if any, upon which preferred shares of any series are convertible into preferred shares of another series or common shares will be set forth in the applicable prospectus supplement relating to the series. These terms will include:

     . the number of preferred shares of another series or common shares into which the preferred shares of the series are convertible;

     . the conversion price, or manner of calculation of the conversion price;

     .     the conversion period;

     . provisions as to whether conversion will be at the option of the holders of the preferred shares of the series or us;

     .     the events requiring an adjustment of the conversion price; and

     . provisions affecting conversion in the event of the redemption of the preferred shares of the series.

RESTRICTIONS ON OWNERSHIP

     As discussed above under "Description of Common Shares--Restrictions on Size of Holdings of Shares," for us to qualify as a real estate investment trust under the Internal Revenue Code, not more than 50% in value of our outstanding shares of beneficial interest may be owned by five or fewer individuals at any time during the last half of any taxable year. Therefore, the articles supplementary for each series of preferred shares may contain provisions restricting the ownership and transfer of the preferred shares similar to those described under "Description of Common Shares--Restrictions on Size of Holdings of Shares." The applicable prospectus supplement will specify any additional ownership limitations relating to a series of preferred shares.

     All certificates representing shares of preferred shares will bear a legend referring to the restrictions described above.

REGISTRAR AND TRANSFER AGENT

     The registrar and transfer agent for the preferred shares will be set forth in the applicable prospectus supplement.


 DESCRIPTION OF WARRANTS TO PURCHASE COMMON SHARES OR PREFERRED SHARES

     We may issue warrants for the purchase of common shares or preferred shares. Warrants may be issued independently or together with any other securities described in this prospectus that are offered pursuant to any prospectus supplement and the warrants may be attached to or may be transferable separately from the other securities being offered. We will issue each series of warrants under a separate warrant agreement that we will enter into with a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of the series and will not assume any obligation or relationship of agency or trust for or with respect to any provisions of the warrants.

     The prospectus supplement relating to any warrants we offer will describe the specific terms of the warrants, including, where applicable:

     .     the title of the warrants;

     .     the aggregate number of the warrants;

     .     the price or prices at which the warrants will be issued;

     . the designation, terms and number of common shares or preferred shares purchasable upon exercise of the warrants;

     . the designation and terms of any securities with which the warrants are issued and the number of any warrants issued with each security;

     . the date, if any, on and after which the warrants and the related common shares or preferred shares will be separately transferable, including any limitations on ownership and transfer of the warrants as may be appropriate to preserve our status as a REIT;

     . the price at which each common share or preferred share purchasable upon exercise of the warrants may be purchased;

     . the date on which the right to exercise the warrants will commence and the date on which the right will expire;

     . the minimum or maximum amount of the warrants which may be exercised at any one time;

     .     information with respect to book-entry procedures, if any;

     . a discussion of federal income tax considerations relevant to the warrants; and

     . any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.


               DESCRIPTION OF PROVISIONS OF MARYLAND LAW
              AND OF OUR DECLARATION OF TRUST AND BYLAWS

     The following description of some general provisions of Maryland law and of our declaration of trust and bylaws is not complete and you should refer to Maryland law, our declaration of trust and our bylaws for more information.

BOARD OF TRUSTEES

     Our declaration of trust provides that our board of trustees will have not less than three nor more than fifteen trustees, as determined from time to time by our board of trustees. Our declaration of trust further provides that a majority of our trustees must be "disinterested trustees." Disinterested trustees are persons who are not affiliated with AMLI Realty Co., which has been succeeded by UICI, and its affiliates and successors. The trustees are divided into three classes. Each trustee will hold office for three years and until his or her successor is duly elected and qualified. At each annual meeting of shareholders, the successors to the class of trustees whose term expires at that meeting will be elected to hold office for three years.

     A majority of the trustees then in office, even if less than a quorum, may fill vacancies on our board of trustees, except that a vacancy resulting from an increase in the number of trustees will be filled by a majority of the entire board of trustees. In the event that a majority of our board of trustees are not disinterested trustees upon a vacancy, the remaining disinterested trustees, or, if there are no disinterested trustees, the remaining members of our board of trustees, must promptly appoint that number of disinterested trustees necessary to cause the board to include a majority of disinterested trustees. Any trustees so appointed by the trustees then in office will hold office until the next annual meeting of shareholders.

     The classified board provision may have the effect of making it more difficult for a third party to acquire control of us without the consent of our board of trustees, even if a change in control would be beneficial to us and our shareholders.

BUSINESS COMBINATIONS

     Under Maryland law, certain "business combinations," including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities, between a Maryland REIT and an "interested shareholder" or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder became an interested shareholder. After the five-year period, these business combinations must be recommended by the board of trustees of the REIT and approved by at least 80% of the votes entitled to be cast by shareholders of the REIT, including at least two-thirds of the votes entitled to be cast by shareholders other than the interested shareholder with whom the business combination is to be effected, unless, among other things, the REIT's common shareholders receive a minimum price (as defined under Maryland law) for their shares and they receive the consideration in cash or in the same form as previously paid by the interested shareholder for its shares. An "interested shareholder" is a person who either beneficially owns 10% or more of the voting power of the REIT's outstanding shares or is an affiliate of the REIT and, at any time during the prior two years, beneficially owned 10% or more of the voting power of the REIT's then outstanding shares. A person is not an interested shareholder if the board of trustees approved in advance the transaction by which the shareholder otherwise would have become an interested shareholder. These provisions of Maryland law do not apply, however, to business combinations which are approved or exempted by the board of trustees of the REIT prior to the time that the interested shareholder becomes an interested shareholder.

     Our declaration of trust exempts any business combination with Gregory T. Mutz, Baldwin & Lyons, Inc., an Indiana corporation, AMLI Realty Co., which has been succeeded by UICI, and their affiliates and successors from these provisions of Maryland law.

CONTROL SHARE ACQUISITIONS

     Maryland law provides that "control shares" of a Maryland REIT acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast by shareholders other than the acquirer or officers or trustees who are employees of the REIT. "Control shares" are voting shares which, if aggregated with all other voting shares previously acquired by the acquirer or in respect of which the acquirer is able to exercise voting power, would entitle the acquirer to exercise at least one-tenth of the voting power in electing trustees. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition of control shares, subject to specified exceptions.

     A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions, including an undertaking to pay expenses, may compel the board of trustees of the REIT to call a special meeting of shareholders to be held within 50 days of demand to consider voting rights for the shares. If no request for a meeting is made, the REIT may itself present the question at any shareholders' meeting.

     If the shareholders do not approve voting rights at the meeting or if the acquiring person does not deliver an acquiring person statement as required by Maryland law, then, subject to certain conditions and limitations, the REIT may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair market value. Fair market value will be determined without regard to the absence of voting rights for the control shares as of the date of the last control share acquisition by the acquirer or of any meeting of shareholders at which the voting rights of those shares were considered and not approved. If the shareholders approve voting rights for control shares and the acquirer becomes entitled to exercise a majority of the voting power in electing trustees, all other shareholders may exercise appraisal rights. The fair value of the shares for purposes of the appraisal rights may not be less than the highest price per share paid by the acquirer for the control shares.

     The control share acquisition law does not apply to shares acquired in a merger, consolidation or share exchange if the REIT is a party to the transaction, or to acquisitions approved or exempted by the declaration of trust or bylaws of the REIT. Our declaration of trust exempts Gregory T. Mutz, Baldwin & Lyons, AMLI Realty Co., which has been succeeded by UICI, and their affiliates and successors from these provisions of Maryland law. In February 2003, our bylaws were amended to exclude us from the application of the control share acquisition provisions of Maryland law.

AMENDMENTS TO OUR DECLARATION OF TRUST; MERGER

     Maryland law requires the shareholder of a REIT to approve any amendment to its declaration of trust, with some exceptions. As permitted by Maryland law, our declaration of trust permits our board of trustees, by a two-thirds vote, to amend our declaration of trust to enable us to qualify as a REIT. A majority of the votes entitled to be cast by shareholders must approve any other amendment to our declaration of trust.

     Subject to the provisions of any class or series of our shares outstanding, we may merge or consolidate with another entity or entities if the merger or consolidation is approved by our board of trustees and by the affirmative vote of not less than a majority of all of the votes entitled to be cast on the matter.

OUR TERMINATION

     We have a perpetual term and intend to continue our operations for an indefinite time period. However, our declaration of trust permits our termination after the holders of a majority of our outstanding shares approve the termination.

ADVANCE NOTICE OF TRUSTEE NOMINATIONS AND NEW BUSINESS

     For a shareholder to properly bring nominations or other business before an annual meeting of shareholders, our bylaws require the shareholder to deliver a notice to the secretary, absent specified circumstances, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting setting forth:

     . as to each person whom the shareholder proposes to nominate for election or reelection as a trustee, all information relating to that person that is required to be disclosed in solicitations of proxies for the election of trustees pursuant to Regulation 14A of the Securities Exchange Act of 1934;

     . as to any other business that the shareholder proposes to bring before the meeting, a brief description of that business, the reasons for conducting that business at the meeting and any material interest of that shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and

     . as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of that shareholder as they appear on our share records and of that beneficial owner and the number of shares which are owned beneficially and of record by that shareholder and that beneficial owner.

     For a shareholder to bring nominations for trustees at a special meeting called for the purpose of electing one or more trustees, our bylaws require the shareholder to deliver a notice to our secretary not less than 60 days nor more than 90 days before the date of the special meeting, or not less than 10 days following announcement of the date of the special meeting and of the nominees proposed by the board of trustees to be elected at the special meeting. No business other than that which is stated in the notice of a special meeting may be considered at the special meeting.

                   FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of the federal income tax consequences to us and our shareholders of our treatment as a REIT. Since these provisions are highly technical and complex, each prospective purchaser of the common shares is urged to consult his or her own tax advisor with respect to the federal, state, local, foreign and other tax consequences of the purchase, ownership and disposition of the common shares.

     Based upon certain of our representations, in the opinion of Mayer, Brown, Rowe & Maw LLP, our counsel, beginning with our taxable year ended December 31, 1994, we have been organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and our actual and proposed method of operation described in this prospectus and as represented by management has enabled and will continue to enable us to satisfy the requirements for qualification and taxation as a REIT. This opinion is conditioned upon representations made by us as to factual matters relating to our organization and intended or expected manner of operation. In addition, this opinion is based on the law existing and in effect on the date hereof. Our qualification and taxation as a REIT will depend on our ability to meet on a continuing basis, through actual operating results, asset composition, distribution levels and diversity of share ownership, the various qualification tests imposed under the Internal Revenue Code discussed below. Mayer, Brown, Rowe & Maw LLP will not review compliance with these tests on a continuing basis. No assurance can be given that we will satisfy these tests on a continuing basis.

     In brief, if certain detailed conditions imposed by the REIT provisions of the Internal Revenue Code are met, entities like us that invest primarily in real estate and that otherwise would be treated for federal income tax purposes as corporations, are generally not taxed at the corporate level on their "REIT taxable income" that is currently distributed to shareholders. This treatment substantially eliminates the "double taxation", at both the corporate and shareholder levels, that generally results from the use of corporations. However, as discussed in greater detail below, such an entity remains subject to tax in specified circumstances even if it qualifies as a REIT.

     If we fail to qualify as a REIT in any year, however, we will be subject to federal income taxation as if we were a domestic corporation, and our shareholders will be taxed in the same manner as shareholders of ordinary corporations. In this event, we could be subject to potentially significant tax liabilities, and therefore the amount of cash available for distribution to our shareholders would be reduced or eliminated.

     Our board of trustees believes that we have been organized and operated and currently intends that we will continue to operate in a manner that permits us to qualify as a REIT. There can be no assurance, however, that this expectation will be fulfilled, since qualification as a REIT depends on our continuing to satisfy numerous asset, income, distribution and shareholder diversification tests described below, which in turn will be dependent in part on our operating results.

     The following summary is based on the Internal Revenue Code, its legislative history, administrative pronouncements, judicial decisions and Treasury regulations, subsequent changes to any of which may affect the tax consequences described in this section, possibly on a retroactive basis. The following summary is not exhaustive of all possible tax considerations and does not give a detailed discussion of any state, local, or foreign tax considerations, nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances or to various types of shareholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws.

TAXATION OF THE COMPANY

     GENERAL. In any year in which we qualify as a REIT, we will not, in general, be subject to federal income tax on that portion of our REIT taxable income or capital gain which is distributed to shareholders. We may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain that is not distributed. To the extent that we elect to retain and pay income tax on our net long-term capital gain, shareholders are required to include their proportionate share of our undistributed long-term capital gain in income but receive a credit for their share of any taxes paid on the gain by us.

     Notwithstanding our qualification as a REIT, we may also be subject to taxation in other circumstances. If we should fail to satisfy either the 75% or the 95% gross income test, as discussed below, and nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on the greater of the amount by which we fail to satisfy either the 75% test or the 95% test, multiplied by a fraction intended to reflect our profitability. We will also be subject to a tax of 100% on net income from any "prohibited transaction," as described below, and if we have net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax on the income from foreclosure property at the highest corporate rate. We will also be subject to a tax of 100% on the amount of any rents from real property, deductions or excess interest paid to us by any of our "taxable REIT subsidiaries" that would be reduced through reapportionment under section 482 of the Internal Revenue Code in order to more clearly reflect income of a taxable REIT subsidiary. A taxable REIT subsidiary includes any corporation for which a joint election has been made by a REIT and such corporation to treat the corporation as a taxable REIT subsidiary with respect to the REIT. See "Other Tax Considerations--Investments in Taxable REIT Subsidiaries." In addition, if we should fail to distribute during each calendar year at least the sum of:

     .     85% of our REIT ordinary income for the year;

     . 95% of our REIT capital gain net income for the year, other than capital gains we elect to retain and pay tax on as described below; and

     .     any undistributed taxable income from prior years,

we would be subject to a 4% excise tax on the excess of the required distribution over the sum of (i) the amounts actually distributed, plus
(ii) retained amounts on which corporate level tax is paid by us.

     A REIT is permitted to designate in a notice mailed to shareholders within 60 days of the end of the taxable year, or in a notice mailed with our annual report for the taxable year the amount of undistributed net long-term capital gains it received during the taxable year, which our shareholders are to include in their taxable income as long-term capital gains. Thus, if we made this designation, our shareholders would include in their income as long-term capital gains their proportionate share of the undistributed net capital gains as designated by us and we would have to pay the tax on such gains within 30 days of the close of our taxable year. Each of our shareholders would be deemed to have paid the shareholder's share of the tax paid by us on such gains, which tax would be credited or refunded to the shareholder. A shareholder would increase his tax basis in his shares by the difference between the amount of income to the holder resulting from the designation less the holder's credit or refund for the tax we paid. We may also be subject to the corporate "alternate minimum tax," as well as tax in various situations and on some types of transactions not presently contemplated. We will use the calendar year both for federal income tax purposes and for financial reporting purposes.

     In order to qualify as a REIT, we must meet, among others, the following requirements:

     SHARE OWNERSHIP TEST. Our shares must be held by a minimum of 100 persons for at least 335 days in each taxable year, or a proportional number of days in any short taxable year. In addition, at all times during the second half of each taxable year, no more than 50% in value of our shares (taking into account options to acquire shares) may be owned, directly or indirectly and by applying constructive ownership rules, by five or fewer individuals, which for this purpose includes some tax-exempt entities. Any shares held by a qualified domestic pension or other retirement trust will be treated as held directly by its beneficiaries in proportion to their actual interest in such trust rather than by such trust. If we comply with the Treasury regulations for ascertaining our actual ownership and did not know, or exercising reasonable diligence would not have reason to know, that more than 50% in value of our outstanding shares were held, actually or constructively, by five or fewer individuals, then we will be treated as meeting such requirement.

     In order to ensure compliance with the share ownership tests, our declaration of trust places restrictions on the transfer of our shares to prevent additional concentration of ownership. For more information, see "Description of Common Shares--Restrictions on Transfer" in the prospectus.

We intend to enforce the 5% limitation on ownership of our shares to assure that our qualification as a REIT will not be compromised. Moreover, to evidence compliance with these requirements, Treasury regulations require that we maintain records which disclose the actual ownership of our outstanding shares of beneficial interest. In fulfilling our obligations to maintain records, we must and will demand written statements each year from the record holders of designated percentages of shares disclosing the actual owners of the shares as prescribed by Treasury regulations. A list of those persons failing or refusing to comply with the demand must be maintained as a part of our records. A shareholder failing or refusing to comply with our written demand must submit with his or her tax returns a similar statement disclosing the actual ownership of our shares and other information.

     ASSET TESTS. At the close of each quarter of our taxable year, we must satisfy several tests relating to the nature of our assets determined in accordance with generally accepted accounting principles. Where we invest in a partnership (such as AMLI, L.P.), limited liability company or trust taxed as a partnership or as a disregarded entity, we will be deemed to own a proportionate share of the partnership, limited liability company or trust's assets. In addition, when we own 100% of a corporation that is not a taxable REIT subsidiary, we will be deemed to own 100% of the corporation's assets. First, at least 75% of the value of our total assets must be represented by interests in real property, interests in mortgages on real property, shares in other REITs, cash, cash items, government securities and qualified temporary investments. Second, although the remaining 25% of our assets generally may be invested without restriction, we are prohibited from owning securities representing more than 10% of either the vote or value of the outstanding securities of any issuer other than a qualified REIT subsidiary, another REIT or a taxable REIT subsidiary (the "10% vote and value test"). Further, no more than 20% of the value of our total assets may be represented by securities of one or more taxable REIT subsidiaries and no more than 5% of the value of our total assets may be represented by securities of any non-government issuer other than a qualified REIT subsidiary, another REIT or a taxable REIT subsidiary (the "20% and 5% asset tests"). We currently have two taxable REIT Subsidiaries (AMLI Management Company and AMLI Institutional Advisors, Inc.). We believe that the 10% vote and value test and the 20% and 5% asset tests on the date hereof should be satisfied. In rendering its opinion as to our qualification as a REIT, Mayer, Brown, Rowe & Maw LLP is relying on our representations with respect to the value of our shares and assets and our conclusion that we satisfy each of the 10% vote and value test and the 20% and 5% asset tests.

     GROSS INCOME TESTS. There are two separate percentage tests relating to the sources of our gross income which must be satisfied for each taxable year. For purposes of these tests, where we invest in a partnership (such as AMLI, L.P.), limited liability company or trust taxed as a partnership or as a disregarded entity, we will be treated as receiving our pro rata share of the income and loss of the partnership or disregarded entity, and the gross income of the partnership or disregarded entity will retain the same character in our hands as it has in the hands of the partnership. In addition, when we own 100% of a corporation that is not a taxable REIT subsidiary, the corporation is treated as a disregarded entity and the same rule applies.

     1     THE 75% TEST.  At least 75% of our gross income for the taxable year must be "qualifying income."  Qualifying income generally includes:

     .     rents from real property, except as modified below;

     . interest on obligations collateralized by mortgages on, or interests in, real property;

     . gains from the sale or other disposition of "non-dealer property," which means interests in real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of our trade or business;

     . dividends or other distributions on shares in other REITs, as well as gain from the sale of REIT shares;

     .     abatements and refunds of real property taxes;

     . income from the operation, and gain from the sale, of "foreclosure property," which means property acquired at or in lieu of a foreclosure of the mortgage collateralized by the property;

     . commitment fees received for agreeing to make loans collateralized by mortgages on real property or to purchase or lease real property; and

     . certain qualified temporary investment income attributable to the investment of new capital received by us in exchange for our shares during the one-year period following the receipt of the capital.

Rents received by AMLI, L.P. from a tenant will not qualify as rents from real property in satisfying the 75% gross income test described above, or the 95% gross income test described below, if we, or a 10% owner of us, directly or constructively owns 10% or more of the tenant, unless the tenant is one of our taxable REIT subsidiaries and certain other requirements are met. In addition, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property. Moreover, an amount received or accrued will not qualify as rents from real property or as interest income for purposes of the 75% and 95% gross income tests if it is based in whole or in part on the income or profits of any person, although an amount received or accrued generally will not be excluded from "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Finally, for rents received to qualify as rent from real property, we generally must not operate or manage the property or furnish or render services to residents, other than through a taxable REIT subsidiary or an "independent contractor" from whom we derive no income, except that we may provide services that are "usually or customarily rendered" in connection with the rental of multifamily units for occupancy only, or are not otherwise considered "rendered to the occupant for his convenience." A REIT is permitted to render a de minimis amount of impermissible services to tenants, or in connection with the management of property, and still treat amounts received with respect to that property as rent from real property. The amount received or accrued by the REIT during the taxable year for the impermissible services with respect to a property may not exceed one percent of all amounts received or accrued by the REIT directly or indirectly from the property. The amount received for any service or management operation for this purpose shall be deemed to be not less than 150% of the direct cost of the REIT in furnishing or rendering the service or providing the management or operation.

     2. THE 95% TEST. In addition to deriving 75% of our gross income from the sources listed above, at least 95% of our gross income for the taxable year must be derived from the above-described qualifying income, or from dividends, interest or gains from the sale or disposition of shares or other securities that are not dealer property. Dividends, other than on REIT shares, and interest on any obligations not collateralized by an interest in real property are included for purposes of the 95% test, but not for purposes of the 75% test. In addition, payments to us under an interest rate swap, cap agreement, option, futures contract, forward rate agreement or any similar financial instrument entered into by us to hedge indebtedness incurred or to be incurred, and any gain from the sale or other disposition of these instruments, are treated as qualifying income for purposes of the 95% test, but not for purposes of the 75% test.

     We believe that, for purposes of both the 75% and the 95% gross income tests, our investment in the communities and the co-investment communities through AMLI, L.P. will, in major part, give rise to qualifying income in the form of rents from real property, and that gains on the sales of the communities and the co-investment communities, or our interest in AMLI, L.P., generally will also constitute qualifying income.

     AMLI Management Company receives and anticipates continuing to receive fee income in consideration of the performance of property management and other services with respect to properties not owned by us or AMLI, L.P. and receives and anticipates continuing to receive fee income in consideration of the performance of general contracting and construction management services. AMLI Institutional Advisors receives and anticipates continuing to receive fee income for providing investment advisory services. Substantially all the income derived by us from these service companies will be in the form of dividends and interest on the securities of each of the service companies owned by AMLI, L.P. The dividends and interest income will satisfy the 95% gross income test, but not the 75% gross income test, as discussed above.

     For purposes of determining whether we comply with the 75% and 95% income tests, gross income does not include income from prohibited transactions. A "prohibited transaction" is a sale of dealer property, excluding foreclosure property, unless the property is held by us for at least four years and certain other requirements relating to the number of properties sold in a year, their tax bases, and the cost of improvements made thereto are satisfied. For more information, see "--Taxation of the Company--General."

     Even if we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for that year if we are entitled to relief under provisions of the Internal Revenue Code. These relief provisions will generally be available if:

     . our failure to comply was due to reasonable cause and not to willful neglect;

     . we report the nature and amount of each item of income included in the income tests on a schedule attached to our tax return; and

     . any incorrect information on this schedule is not due to fraud with intent to evade tax.

If these relief provisions apply, however, we will nonetheless be subject to a 100% tax upon the greater of the amount by which we fail either the 75% or 95% gross income test for that year multiplied by a fraction intended to reflect our profitability.

     ANNUAL DISTRIBUTION REQUIREMENTS. In order to qualify as a REIT, we are required to make distributions, other than capital gain dividends, to our shareholders each year in an amount at least equal to

     . 90% of our REIT taxable income, computed without regard to the dividends paid deduction and REIT net capital gain, plus

     . 90% of our net income after tax, if any, from foreclosure property, minus

     .     the sum of some items of excess non-cash income.

     These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid on or before the first regular dividend payment after that declaration. To the extent that we do not distribute all of our net capital gain or distribute at least 90% but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be.

     We intend to make timely distributions sufficient to satisfy the annual distribution requirements. It is possible that we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement, due to timing differences between the actual receipt of income and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expenses in computing our REIT taxable income on the other hand. To avoid any problem with the 90% distribution requirement, we will closely monitor the relationship between our REIT taxable income and cash flow and, if necessary, we intend to borrow funds in order to satisfy the distribution requirement. However, there can be no assurance that such borrowing would be available at that time.

     Distributions must generally be made during the taxable year to which they relate. Dividends may be paid in the following year in two circumstances. First, dividends may be declared in the following year if the dividends are declared before we timely file our tax return for the year and if made before the first regular dividend payment made after the declaration. Second, if we declare a dividend in October, November, or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared.

     If we fail to meet the 90% distribution requirement as a result of an adjustment to our tax return by the Internal Revenue Service, we may retroactively cure the failure by paying a "deficiency dividend," plus applicable penalties and interest, within a specified period.

     FAILURE TO QUALIFY. If we fail to qualify for taxation as a REIT in any taxable year and relief provisions do not apply, we will be subject to tax, including applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify as a REIT will not be deductible by us, nor generally will they be required to be made under the Internal Revenue Code.

In that event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income, and subject to limitations in the Internal Revenue Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, we also will be disqualified from reelecting taxation as a REIT for the four taxable years following the year during which qualification was lost.

TAXATION OF OUR SHAREHOLDERS

     TAXATION OF TAXABLE DOMESTIC SHAREHOLDERS. As long as we qualify as a REIT, distributions made to our taxable domestic shareholders out of current or accumulated earnings and profits, and not designated as capital gain dividends, will be taken into account by them as ordinary income and will not be eligible for the dividends-received deduction for corporations.

With limited exceptions, dividends received from REITs are not eligible for taxation at the preferential income tax rates for qualified dividends received by individuals from taxable C corporations pursuant to the Jobs and Growth Tax Relief Reconciliation Act of 2003. See "Other Tax Considerations--New Tax Law" discussion below. Distributions and undistributed amounts that are designated as capital gain dividends will be taxed as long-term capital gains, to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the shareholder has held its shares. However, corporate shareholders may be required to treat up to 20% of some capital gain dividends as ordinary income. To the extent that we make distributions in excess of current and accumulated earnings and profits, these distributions are treated first as a tax-free return of capital to the shareholder, reducing the tax basis of a shareholder's shares by the amount of the distribution, but not below zero, with distributions in excess of the shareholder's tax basis taxable as capital gains, if the shares are held as a capital asset. In addition, any dividend declared by us in October, November or December of any year and payable to a shareholder of record on a specific date in those months shall be treated as both paid by us and received by the shareholder on December 31 of that year, provided that the dividend is actually paid by us during January of the following calendar year. Shareholders may not include in their individual income tax returns any of our net operating losses or capital losses. Federal income tax rules may also require that minimum tax adjustments and preferences be apportioned to our shareholders.

     In general, any loss upon a sale or exchange of our shares by a shareholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss, to the extent of distributions from us that were required to be treated by the shareholder as long-term capital gains.

     Gain from the sale or exchange of shares held for more than one year is taxed at a maximum capital gain rate of 15% (until 2009 and then 20% to the extent there is no future Congressional action - see "Other Tax Considerations--New Tax Law" discussion below). Pursuant to Internal Revenue Service guidance, we may classify portions of our capital gain dividends as gains eligible for the 15% capital gains rate or as unrecaptured Internal Revenue Code section 1250 gain taxable at a maximum rate of 25%.

     Shareholders should consult their own tax advisor with respect to taxation of capital gains and capital gain dividends and with regard to state, local and foreign taxes on capital gains.

     BACKUP WITHHOLDING. We will report to our domestic shareholders and to the Internal Revenue Service the amount of distributions paid during each calendar year, and the amount of applicable tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at applicable rates with respect to distributions paid unless the shareholder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be credited against the shareholder's income tax liability. In addition, we may be required to withhold a portion of capital gain distributions made to any shareholders who fail to certify their non-foreign status to us.

OTHER TAX CONSIDERATIONS

     INVESTMENTS IN TAXABLE REIT SUBSIDIARIES

     Taxable REIT subsidiaries are subject to full corporate level taxation on their earnings, but are permitted to engage in certain types of activities which cannot be performed directly by REITs without jeopardizing their REIT status. Taxable REIT subsidiaries are subject to limitations on the deductibility of payments made to the associated REIT which could materially increase the taxable income of the taxable REIT subsidiary and are subject to prohibited transaction taxes on certain other payments made to the associated REIT. We will be subject to a tax of 100% on the amount of any rents from real property, deductions or excess interest paid by any of our taxable REIT subsidiaries to us that would be reduced through reapportionment under Internal Revenue Code section 482 in order to more clearly reflect income of any taxable REIT subsidiary.

     Under the taxable REIT subsidiary provisions, any entity in which we own an interest that is treated as a corporation for tax purposes is allowed with us to jointly elect to be treated as a "taxable REIT subsidiary." In addition, if one of our taxable REIT subsidiaries owns, directly or indirectly, securities representing 35% or more of the vote or value of an entity treated as a corporation for tax purposes, that subsidiary will also be treated as our subsidiary.

     Both AMLI Management Company and AMLI Institutional Advisors are treated as taxable REIT subsidiaries. Both entities will pay federal and state income taxes at the full applicable corporate rates on its income prior to payment of any dividends. Each of the companies will attempt to minimize the amount of the taxes, but there can be no assurance whether or to the extent to which measures taken to minimize taxes will be successful.

     NEW TAX LAW

     Pursuant to the Jobs and Growth Tax Relief Reconciliation Act of 2003, the maximum individual tax rate for long-term capital gains was reduced from generally 20% to 15% (for sales occurring after May 6, 2003 through December 31, 2008) and for dividends generally from 38.6% to 15% (for tax years from 2003 through 2008). Because REITs are not generally subject to federal income tax on the portion of their REIT taxable income or capital gains distributed to their stockholders, REIT dividends would generally not be eligible for the new 15% tax rate on dividends. As a result, ordinary REIT dividends would continue to be taxed at the higher tax rates applicable to ordinary income. However, the 15% tax rate for long-term capital gains and dividends would generally apply to:

     . long-term capital gains, if any, recognized on the disposition of REIT shares;

     . distributions from the REIT designated as long-term capital gain dividends (except to the extent attributable to real estate depreciation, in which case such distributions would continue to be subject to a 25% tax rate);

     . dividends attributable to dividends received by the REIT from non-REIT corporations, such as taxable REIT subsidiaries; and

     . dividends to the extent attributable to income upon which the REIT has paid corporate income tax (e.g., to the extent that the REIT distributes less than 100% of its taxable income).

Without future congressional action, the maximum tax rate on long-term capital gains would return to 20% in 2009, and the maximum rate on dividends would become 35% in 2009 and 39.6% in 2011.

     POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING TAX CONSEQUENCES. Prospective shareholders should recognize that the present federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the Treasury, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations of these laws could adversely affect the tax consequences of an investment in us, possibly on a retroactive basis.

     STATE AND LOCAL TAXES. We and our shareholders may be subject to state or local taxation in various jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of us and our shareholders may not conform to the federal income tax consequences discussed above. Consequently, you should consult your own tax advisor regarding the effect of state and local tax laws on an investment in our common shares.

     You are advised to consult this prospectus, as well as your tax advisor regarding the specific tax consequences to you of the purchase, ownership and sale of the securities described in this prospectus, including the federal, state, local, foreign, and other tax consequences of the purchase, ownership, sale and election and of potential changes in applicable tax laws.

     TAXATION OF FOREIGN SHAREHOLDERS

     Distributions of cash generated by our real estate operations, but not by the sale or exchange of our properties, that are paid to foreign persons generally will be subject to U.S. withholding tax at a rate of 30%, unless an applicable tax treaty reduces that tax and the foreign shareholder files an Internal Revenue Service Form W-8BEN with us or unless the foreign shareholder files an Internal Revenue Service Form W-8ECI with us claiming that the distribution is "effectively connected" income. Under applicable Treasury regulations, foreign shareholders generally have to provide the Internal Revenue Service Form W-8ECI or Form W-8BEN beginning January 1, 2000 and every three years thereafter unless the information on the form changes before that date. A foreign shareholder may seek a refund from the Internal Revenue Service if it is subsequently determined that a distribution was in excess of our current and accumulated earnings and profits.

     Distributions of proceeds attributable to the sale or exchange by of our U.S. real property interests are subject to income and withholding taxes pursuant to the Foreign Investment in Real Property Tax Act of 1980, which we refer to as FIRPTA. Under FIRPTA, gains are considered effectively connected with a U.S. trade or business of the foreign shareholder and are taxed at the normal graduated rates applicable to U.S. shareholders. Moreover, gains may be subject to branch profits tax in the hands of a shareholder that is a foreign corporation if it is not entitled to treaty relief or exemption. We are required by applicable Treasury regulations to withhold 35% of any distribution to a foreign person that could be designated by us as a capital gain dividend; this amount is creditable against the foreign shareholder's FIRPTA tax liability.

     We will qualify as a "domestically controlled real estate investment trust" so long as less than 50% in value of our shares are held by foreign persons, for example, nonresident aliens and foreign corporations, partnerships, trust and estates. It is currently anticipated that we will qualify as a domestically controlled real estate investment trust. Under these circumstances, gain from the sale of the shares by a foreign person should not be subject to U.S. taxation, unless such gain is effectively connected with the person's U.S. business or, in the case of an individual foreign person, such person is present within the U.S. for 183 days or more in such taxable year.

     The federal income taxation of foreign shareholders is a highly complex matter that may be affected by many other considerations.
Accordingly, our foreign investors are particularly urged to consult their own tax advisors regarding the income and withholding tax considerations with respect to their investment in us.


                         PLAN OF DISTRIBUTION

     We may sell the offered securities to one or more underwriters for public offering and sale by them or may sell the offered securities to investors directly or through agents, which agents may be affiliated with us. Direct sales to investors may be accomplished through subscription offerings or through subscription rights distributed to our shareholders. In connection with subscription offerings or the distribution of subscription rights to shareholders, if all of the underlying offered securities are not subscribed for, we may sell those unsubscribed offered securities to third parties directly or through agents and, in addition, whether or not all of the underlying offered securities are subscribed for, we may concurrently offer additional offered securities to third parties directly or through agents, which agents may be affiliated with us. Any underwriter or agent involved in the offer and sale of the offered securities will be named in the applicable prospectus supplement.

     The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices related to the prevailing market prices at the time of sale or at negotiated prices, any of which may represent a discount from the prevailing market price. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the offered securities upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of offered securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agent. Underwriters may sell offered securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

     Any underwriting compensation paid by us to underwriters or agents in connection with the offering of offered securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act of 1933. Any such indemnification agreements will be described in the applicable prospectus supplement.

     If so indicated in the applicable prospectus supplement, we will authorize dealers acting as our agents to solicit offers by institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each contract will be for an amount not less than, and the aggregate principal amount of offered securities sold pursuant to contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to our approval. Contracts will not be subject to any conditions except the purchase by an institution of the offered securities covered by its contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and if the offered securities are being sold to underwriters, we shall have sold to such underwriters the total principal amount of the offered securities less the principal amount of the securities covered by contracts.

     Our common shares are principally traded on the New York Stock Exchange. Other than the common shares and unless otherwise disclosed in a prospectus supplement, we do not propose to list the offered securities on a securities exchange. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We can give no assurance as to the liquidity of or the trading markets for any of the offered securities.

     Some of the underwriters and their affiliates may engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.


                             LEGAL MATTERS

     The validity of securities offered pursuant to this prospectus will be passed upon for us by Mayer, Brown, Rowe & Maw LLP. Mayer, Brown, Rowe & Maw LLP has in the past represented and is currently representing us and some of our affiliates. The validity of the common shares, preferred shares and warrants under Maryland law will also be passed upon for us by Venable LLP. Mayer, Brown, Rowe & Maw LLP will rely upon the opinion of Venable LLP, as to matters of Maryland law. The description of federal income tax consequences contained in this prospectus under the heading "Federal Income Tax Considerations" is based upon the opinion of Mayer, Brown, Rowe & Maw LLP. The opinions of Mayer, Brown, Rowe & Maw LLP and Venable LLP may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance and sale of any securities. The opinions of Mayer, Brown, Rowe & Maw LLP and Venable LLP with respect to securities may be subject to other conditions and assumptions, as indicated in the prospectus supplement.

                                EXPERTS

     The consolidated financial statements and schedule of AMLI as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, the historical statement of revenue in excess of certain expenses of AMLI at Danada Farms for the year ended December 31, 2002, the combined historical statement of revenue in excess of certain expenses of the properties acquired from Prudential Insurance Company of America in 2003 for the year ended December 31, 2002, and the combined historical statement of revenue in excess of certain expenses of the properties acquired from Endowment Realty Investors of America in 2003 for the year ended December 31, 2002 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent accountants, and upon the authority of that firm as experts in accounting and auditing. The reports of KPMG with respect to AMLI at Danada Farms, properties acquired from Prudential Insurance Company of America in 2003, and properties acquired from Endowment Realty Investors in 2003 each include a paragraph that states that the historical statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in note 2 of the report, and is not intended to be a complete presentation of the revenue and expenses of AMLI at Danada Farms, properties acquired from Prudential Insurance Company of America in 2003, or properties acquired from Endowment Realty Investors in 2003.


                  WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission's web site at http://www.sec.gov. You may also read and copy any document we file with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room.

     You may also read any document we file with the Securities and Exchange Commission at the offices of the New York Stock Exchange. Our outstanding common shares are listed on the New York Stock Exchange under the symbol "AML," and our reports, proxy material and other information we file with the New York Stock Exchange may be inspected at its offices at 20 Broad Street, New York, New York 10005.

     We filed a registration statement on Form S-3 with the Securities and Exchange Commission. This prospectus does not contain all of the information in the registration statement. Please refer to the registration statement for more information about us and our securities. Statements in this prospectus about any other document are not necessarily complete and you should refer to the copy of that document which we filed as an exhibit to the registration statement. You may read a copy of the registration statement at any of the sources described above.

     The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission (SEC File Number 1-12784) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is terminated.

     . Our annual report on Form 10-K for the year ended December 31, 2002;

     . Our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2003, June 30, 2003 and September 30, 2003;

     . Our current reports on Form 8-K dated August 7, 2003 (filed August 8, 2003) and November 21, 2003;

     . The description of our common shares contained in our registration statement on Form 8-A (filed February 1, 1994); and

     . The description of our preferred share purchase rights contained in our registration statement on Form 8-A (filed November 12, 1998).

     Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     You may request a copy of these filings at no cost, by writing or telephoning us at the following address:



                               Secretary

                   AMLI Residential Properties Trust
                        125 South Wacker Drive
                           Chicago, IL 60606
                            (312) 443-1477

                                PART II

                INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses to be paid in connection with the issuance and distribution of the securities being registered are estimated as follows and will be borne by the registrant:

     SEC registration fee . . . . . . . . . . . . . .     $ 23,250
     Transfer agent fees. . . . . . . . . . . . . . .       50,000
     Printing and duplicating expenses. . . . . . . .       75,000
     Legal fees and expenses. . . . . . . . . . . . .      500,000
     Accounting fees and expenses . . . . . . . . . .      250,000
     Miscellaneous expenses . . . . . . . . . . . . .       50,000
                                                          --------
        Total . . . . . . . . . . . . . . . . . . . .     $948,250
                                                          ========


ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     As permitted by Maryland law, the registrant's declaration of trust provides that a trustee or officer of the registrant will not be liable for money damages to the registrant or its shareholders for any act or omission in the performance of his or her duties, except to the extent that (1) the person actually received an improper benefit or (2) the person's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated.

     The registrant's officers and trustees are and will be indemnified under the registrant's declaration of trust and bylaws against certain liabilities. The registrant's declaration of trust requires the registrant to indemnify its trustees and officers against claims and liabilities and reasonable expenses actually incurred by them in connection with any claim or liability by reason of their services in those or other capacities unless it is established that:

     1. the act or omission of the trustee or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

     2. the trustee or officer actually received an improper personal benefit; or

     3. in the case of any criminal proceeding, the trustee had reasonable cause to believe that the act or omission was unlawful.

     However, the registrant may not indemnify for an adverse judgment in a suit by or in the right of the registrant, or for a judgment that a personal benefit was improperly received, except for expenses if ordered by a court of competent jurisdiction. As permitted by Maryland law, the registrant's declaration of trust and bylaws allow the registrant to advance reasonable expenses to a trustee or officer upon the registrant's receipt of (1) a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the registrant and (2) a written statement by him or her to repay the amount paid or reimbursed by the registrant if it is ultimately determined that the trustee did not meet the standard of conduct. Additionally, the registrant has entered into indemnification agreements with its officers and trustees providing substantially the same scope of coverage afforded by provisions in the registrant's declaration of trust and bylaws.

     It is expected that forms of underwriting agreements that may be filed in connection with this registration statement will provide for reciprocal indemnification by the underwriters, and their respective directors, officers and controlling persons, against certain liabilities under the Securities Act of 1933.


ITEM 16.   EXHIBITS.

     See the Exhibit Index which is hereby incorporated herein by reference.


ITEM 17.   UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
           Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (6) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant, pursuant to the provisions referred to in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                              SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on November 21, 2003.


                            AMLI RESIDENTIAL PROPERTIES TRUST


                            By:   /s/ Allan J. Sweet
                                  ------------------------------
                                  Allan J. Sweet
                                  President and Trustee



     Each of the undersigned does hereby constitute and appoint John E. Allen, Allan J. Sweet and Charles C. Kraft, and each of them severally, his or her true and lawful attorney-in-fact with power of substitution and resubmission to sign in his or her name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that the attorney may deem necessary or advisable under the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement registration, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name, in his or her respective capacity as a member of the board of directors or officer of the registrant, the registration statement and/or any other form or forms as may be appropriate to be filed with the Securities and Exchange Commission as any of them may deem appropriate in connection therewith, to any and all amendments thereto, including post-effective amendments, to such registration statement, to any related Rule 462(b) registration statement and to any other documents filed with the Securities and Exchange Commission, as fully for all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all said attorneys-in-fact and agents, each acting alone, and his or her substitute or substitutes, may lawfully do or cause to be done by virtue of this prospectus.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


NAME                     TITLE                        DATE
----                     -----                        ----


/s/ Gregory T. Mutz
------------------------ Chairman of the
Gregory T. Mutz          Board of Trustees            November 21, 2003


/s/ John E. Allen
------------------------ Vice-Chairman of the
John E. Allen            Board of Trustees            November 21, 2003


/s/ Allan J. Sweet
------------------------ Trustee and President        November 21, 2003
Allan J. Sweet

NAME                     TITLE                        DATE
----                     -----                        ----


/s/ Philip N. Tague
------------------------ Trustee and
Philip N. Tague          Executive Vice President     November 21, 2003


/s/ Laura D. Gates
------------------------ Trustee                      November 21, 2003
Laura D. Gates


/s/ Marc S. Heilweil
------------------------ Trustee                      November 21, 2003
Marc S. Heilweil


/s/ Stephen G. McConahey
------------------------ Trustee                      November 21, 2003
Stephen G. McConahey


/s/ Adam S. Metz
------------------------ Trustee                      November 21, 2003
Adam S. Metz


/s/ John G. Schreiber
------------------------ Trustee                      November 21, 2003
John G. Schreiber


/s/ Robert J. Chapman
------------------------ Chief Financial Officer      November 21, 2003
Robert J. Chapman


/s/ Charles C. Kraft
------------------------ Principal Accounting Officer November 21, 2003 Charles C. Kraft

                           INDEX TO EXHIBITS

EXHIBIT          DOCUMENT DESCRIPTION
-------          --------------------

1.1*             Form of Underwriting Agreement for Preferred Shares.

1.2*             Form of Underwriting Agreement for Common Shares.

3.1              Amended and Restated Declaration of Trust of
                 AMLI Residential Properties Trust (incorporated by reference to exhibit 3.1 to registration statement No. 33-71566).

3.2              Amended and Restated By-laws of AMLI Residential
                 Properties Trust (incorporated by reference to exhibit 3.2 to registration statement No. 33-71566).

3.3 First Amendment to the Amended and Restated By-laws of AMLI Residential Properties Trust (incorporated by reference to exhibit 3.1 to AMLI Residential Properties Trust's current report on Form 8-K dated August 7, 2003).

3.4 Articles Supplementary to the Amended and Restated Declaration of Trust of AMLI Residential Properties Trust Classifying Unissued Shares of Beneficial Interest in AMLI Residential Properties Trust as Series A Cumulative Convertible Preferred Shares of Beneficial Interest (incorporated by reference to exhibit 4.9 to AMLI Residential Properties Trust's current report on Form 8-K dated January 30, 1996).

3.5 Articles Supplementary to the Amended and Restated Declaration of Trust of AMLI Residential Properties Trust Classifying Unissued Shares of Beneficial Interest in AMLI Residential Properties Trust as Series B Cumulative Convertible Redeemable Preferred Shares of Beneficial Interest (incorporated by reference to exhibit 4 to AMLI Residential Properties Trust's quarterly report on Form 10-Q for the fiscal quarter ended March 31,
                 1998).

3.6 Articles Supplementary to the Amended and Restated Declaration of Trust of AMLI Residential Properties Trust Classifying Unissued Shares of Beneficial Interest in AMLI Residential Properties Trust as Series D Cumulative Convertible Redeemable Preferred Shares of Beneficial Interest (incorporated by reference to exhibit 4.2 to AMLI Residential Properties Trust's quarterly report on Form 10-Q for the fiscal quarter ended September 30,
                 2001).

4.1 Form of Common Share Certificate (incorporated by reference to exhibit 4.1 to registration statement No. 33-71566).

4.2*             Form of Preferred Share Certificate.

4.3*             Form of Warrant Agreement.

4.4 Rights Agreement, dated as of November 2, 1998, between AMLI Residential Properties Trust and Harris Trust and Savings Bank, as Rights Agent, including Exhibit A thereto (Form of Articles Supplementary relating to the Series C Junior Participating Preferred Shares) and Exhibit B thereto (Form of Right Certificate) (incorporated by reference to exhibit 4 to AMLI Residential Properties Trust's quarterly report on Form 10-Q for the quarter ended September 30, 1998).

EXHIBIT          DOCUMENT DESCRIPTION
-------          --------------------

5.1              Opinion of Mayer, Brown, Rowe & Maw LLP.

5.2              Opinion of Venable LLP.

8.1              Tax Opinion of Mayer, Brown, Rowe & Maw LLP.

23.1             Consent of KPMG LLP.

23.2 Consent of Mayer, Brown, Rowe & Maw LLP (included in the opinions filed as Exhibits 5.1 and 8.1 to this registration statement).

23.3 Consent of Venable LLP (included in the opinion filed as Exhibits 5.2 to this registration statement).

24.1 Power of Attorney (included on the signature page of this Registration Statement).

--------------------

  * To be filed as an exhibit to a current report on Form 8-K or by a post-effective amendment.